Exhibit 10.2

SMART Global Holdings, Inc.

Amended and Restated

2011 Share Incentive Plan

(As Amended and Restated as of August 19, 2014)

(formerly known as the Saleen Holdings, Inc. 2011 Share Incentive Plan (As Amended and Restated as of August 26, 2011))

(formerly known as the SMART Modular Technologies (WWH), Inc. Stock Incentive Plan)

Section 1. Purpose. The purposes of the SMART Global Holdings, Inc. Amended and Restated 2011 Share Incentive Plan (As Amended and Restated as of August 19, 2014) (which was formerly known as the Saleen Holdings, Inc. 2011 Share Incentive Plan (As Amended and Restated as of August 26, 2011), which was formerly known as the SMART Modular Technologies (WWH), Inc. Stock Incentive Plan) (the “Plan”) are to promote the interests of SMART Global Holdings, Inc., an exempted company organized under the laws of the Cayman Islands (together with its successors and assigns, the “Company”) and its shareholders by (i) attracting and retaining exceptional executive personnel, employees, directors, and consultants of the Company and its Affiliates (as defined below); (ii) motivating employees, consultants and directors by means of performance related incentives to achieve longer range performance goals; and (iii) enabling employees, consultants and directors to participate in the long term growth and financial success of the Company.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person and any entity that is, directly or indirectly, controlled by the Company and (ii) any other entity in which such Person has a significant equity interest or which has a significant equity interest in such Person, in either case as determined by the Committee. For purposes of this definition, the terms “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of any Incentive Share Option, “Affiliate” shall mean any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Award” means any Option or other share-based award granted hereunder.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, unless otherwise defined in any Employment Agreement or Award Agreement:

(i)	a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness);

(ii)	a Participant’s gross negligence or willful malfeasance in the performance of his or her duties;

(iii)	a Participant’s commission of an act constituting fraud, embezzlement, or any other act constituting a felony or other similar offense under the laws of the United States, the Cayman Islands or any other jurisdiction in which the Company conducts business;

(iv)	a Participant being repeatedly under the influence of alcohol or illegal drugs while performing his or her duties; or

(v)	any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including a Participant’s breach of the provisions of any non-solicitation, non-competition, trade secret or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant.

The existence or non-existence of Cause with respect to any Participant will be determined in good faith by the Board.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to the Silver Lake Investors or any of their respective Affiliates; or

(ii)	any person or group, other than any of the Silver Lake Investors or any of their respective Affiliates, is or becomes the Beneficial Owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting shares of the Company, including by way of merger, amalgamation or consolidation or otherwise.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” means a committee of one or more members of the Board and/or officers designated by the Board to administer the Plan. Until otherwise determined by the Board, the full Board shall be the Committee under the Plan.

(i) “Consultant” means any natural person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services.

(j) “Director” means a member of the Board.

(k) “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(l) “Employee” means an employee of the Company or any of its Affiliates.

(m) “Employment Agreement” means an employment or severance and change of control agreement or other similar agreement entered into between a Participant and the Company or any of its Affiliates.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o) “Exercise Price” means the purchase price of the Option as set forth in the Award Agreement.

(p) “Fair Market Value” means, as of any date, the value of a Share determined as follows: (i) if there should be a public market for the Shares on such date, the closing price of the Shares as reported on such date on the composite tape of the principal national securities exchange on which such Shares are listed or admitted to trading, or if the Shares are not listed or admitted on any national securities exchange, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System (or such market in which such prices are regularly quoted) (“NASDAQ”), or, if no sale of Shares shall have been reported on the Composite Tape of any national securities exchange or quoted on the NASDAQ on such date, then the immediately preceding date on which sales of the Shares have been so reported or quoted shall be used, and (ii) if there should not be a public market for the Shares on such date, then Fair Market Value shall be the price determined in good faith by the Board (or a committee thereof). Notwithstanding anything to the contrary herein, the “Fair Market Value” of the Shares shall at all times be determined in a manner intended to be consistent with Section 409A of the Code (and the regulations and guidance promulgated thereunder), as may be amended from time to time, and the same method shall be used by the Company for determining all applicable income tax consequences resulting from the exercise of an Option.

(q) “Incentive Share Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(r) “Non-Qualified Share Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Share Option.

(s) “Option” means an Incentive Share Option or a Non-Qualified Share Option.

(t) “Participant” means a Person granted an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).

(u) “Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(v) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(w) “SEC” means the Securities and Exchange Commission or any successor thereto.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Shares” means the ordinary shares, of US$0.01 par value, in the authorized capital of the Company or such other securities as may be designated by the Committee from time to time.

(z) “Silver Lake Investors” means, collectively, (i) Silver Lake Partners III Cayman (AIV III), L.P., a Cayman Islands exempted limited partnership, Silver Lake Technology Investors III Cayman, L.P., a Cayman Islands exempted partnership and any of their respective Affiliates, designated transferees or successors that hold Shares, and (ii) Silver Lake Sumeru Fund Cayman, L.P., a Cayman Islands exempted limited partnership, Silver Lake Technology Investors Sumeru Cayman, L.P., a Cayman Islands exempted partnership and any of their respective Affiliates, designated transferees or successors that hold Shares.

(aa) “Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3. Administration.

(a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to a Participant and the exercise price or purchase price, if applicable;

(iii)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(iv)	determine the terms and conditions (including the vesting schedule, if any) of any Award and Award Agreement;

(v)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vi)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(ix)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Committee Composition. If the Board in its discretion deems it advisable, the Board may provide that the Committee may consist solely of two or more “Outside Directors” as defined in the regulations under Section 162(m) of the Code and/or solely of two or more “Non-Employee Directors” as defined in Rule 16b-3.

(c) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, any shareholder and any Employee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.

Section 4. Shares Available For Awards.

(a) Shares Available. Subject to adjustment as provided in this Section, the number of Shares with respect to which Awards may be granted under the Plan shall be 24,297,659 including shares issued or reserved since the initial adoption of the Plan. Such Shares may consist, in whole or in part, of authorized and unissued shares. If, after the effective date of the

Plan, any Shares covered by an Award granted under the Plan (including any Substitute Award) or to which such an Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, shall again become Shares with respect to which Awards may be granted. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholding obligations will again become Shares with respect to which Awards may be granted.

(b) Adjustments. In the event of any change in the outstanding Shares by reason of any Share dividend, Share split, reverse Share split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination, transaction or exchange of Shares, or other corporate exchange, or any cash dividend or distribution to shareholders other than ordinary cash dividends or any transaction similar to the foregoing, the Committee shall make such proportionate substitution or adjustment, if any, as it deems to be equitable (subject to Section 13), as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or pursuant to outstanding Awards, (ii) the Exercise Price of any Option and/or (iii) any other affected terms of such Awards; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (FASB ASC 718)), the Committee shall make an equitable adjustment to outstanding Awards to reflect such event; and provided, further, that in the case of any Share dividend, Share split or reverse split, recapitalization, combination, reclassification or other distribution of the Company’s equity securities with respect to the Shares without receipt of consideration by the Company, the Committee shall make a proportionate adjustment.

(c) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares authorized for issuance under the Plan and shall, subject to existing corporate authorities, increase the number of Shares available for issuance hereunder, unless determined otherwise by the Committee.

Section 5. Eligibility.

(a) General. Any Employee, Consultant or Director shall be eligible to be selected by the Committee to receive an Award under the Plan.

(b) Incentive Share Options. Only Employees who are U.S. taxpayers shall be eligible for the grant of Incentive Share Options.

(c) Non-Employee Directors. Awards may be granted to Non-Employee Directors in accordance with the policies established from time to time by the Board specifying the number of shares (if any) to be subject to each such Award and the time(s) at which such awards shall be granted. Awards granted to Non-Employee Directors shall be on terms and conditions determined by the Board, subject to the provisions of the Plan.

Section 6. Options.

(a) Grants. The Committee is authorized to grant Options to Participants with the terms and conditions set forth in this Section and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Type of Option. The Committee shall have the authority to grant Incentive Share Options to U.S. taxpayers or to grant Non-Qualified Share Options to any Participant, or both. In the case of Incentive Share Options, the terms and conditions of such grants shall be subject to and comply with the provisions of Section 422 of the Code, as from time to time amended, or any successor provision thereto, and any regulations implementing such statute.

(c) Exercise Price. The Committee in its sole discretion shall establish the Exercise Price at the time each Option is granted. Notwithstanding the foregoing, the Exercise Price of any Option granted shall not be less than 100% of the Fair Market Value at the time the Option is granted.

(d) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of U.S. federal or state securities laws, or those of any other jurisdiction, as it may deem necessary or advisable.

(e) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price is received by the Company, together with any documentation required by the Company and any applicable taxes. Such payment may be made:

(i)	in cash;

(ii)	if approved by the Committee, in Shares (the value of such Shares shall be their Fair Market Value on the date of exercise) owned by the Participant for the period required to avoid a charge to the Company’s earnings (which is generally six months);

(iii)	if approved by the Committee, by a combination of the foregoing;

(iv)	if approved by the Committee, in accordance with a cashless exercise program; or

(v)	in such other manner as permitted by the Committee at the time of grant or thereafter (including, without limitation, through net settlement in Shares).

Section 7. Other Share-based Awards. The Committee is hereby authorized to grant to Participants awards of restricted shares, restricted share units, rights to purchase shares, warrants, rights to dividends and dividend equivalents and other awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares) as are deemed by the Committee to be consistent with the purposes of the Plan. Subject to the terms of the Plan, the

Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, other Awards, or other property, or any combination thereof, as the Committee shall determine.

Section 8. Effect Of Termination Of Employment Or Service.

(a) Termination of Employment or Service. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if a Participant’s employment or service with the Company and its Affiliates is terminated by Participant or by the Company for any reason (other than death or Disability or by the Company for Cause), then vesting shall immediately cease and, to the extent vested as of the date of termination, an Award may be retained and, if applicable, exercised until the earlier of (i) the date three months (or such longer or shorter period, if any, specified in the applicable Award Agreement or Employment Agreement) after such termination of employment or service or (ii) the date such Award would have expired had it not been for the termination of employment or service, after which time, in either case, the Award shall expire.

(b) Death or Disability. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if a Participant’s employment or service with the Company and its Affiliates is terminated by reason of death or Disability, then vesting shall immediately cease and, to the extent vested as of the date of termination, the Award may be retained and, if applicable, exercised by the Participant or his successor (if employment or service is terminated by death) until the earlier of (i) the date one year after such termination of employment or service or (ii) the date such Award would have expired had it not been for the termination of such employment or service, after which time, in either case, the Award shall expire.

(c) Cause. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if a Participant’s employment or service with the Company and its Affiliates is terminated by the Company or an Affiliate for Cause, all Awards held by such Participant shall be forfeited and shall expire immediately on the date of termination.

Section 9. Amendment and Termination.

(a) Amendment or Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it necessary or desirable to qualify or comply and (ii) any amendment, alteration, suspension, discontinuance, or termination that would adversely affect the rights of a Participant with respect to any outstanding Award shall not to that extent be effective with respect to such Award without the consent of the affected Participant, holder or beneficiary, except as otherwise provided in Section 10 below or elsewhere in the Plan. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

(b) Amendment or Termination of Awards. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of a Participant shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, except as otherwise provided in Section 10 below or elsewhere in the Plan or the applicable Award Agreement.

Section 10. Corporate Transactions.

(a) Change in Control. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, in the event of a Change in Control, the Committee, in its sole discretion, (i) may cause any outstanding Award to be (A) continued by the Company, (B) assumed, or substituted with a substantially equivalent award, by the successor company (or its parent or any of its subsidiaries), or (C) canceled in consideration of a cash payment or alternative Award, if applicable, made to the holder of such canceled Award equal in value to the excess, if any, of the value of the consideration to be paid in the Change in Control transaction, directly or indirectly, to holders of the same number of Shares subject to such Award (the “Deal Consideration”) (or if no consideration is paid in any such transaction, the Fair Market Value of such canceled Award) over the aggregate exercise price; provided, however, that the Committee may determine that only holders of vested Awards shall receive any such cash payment or alternative Award; and further provided, that any Award with an aggregate exercise price that equals or exceeds the Deal Consideration (or if no consideration is paid in any such transaction, the Fair Market Value of such canceled Award) shall be canceled without payment or consideration thereof; or (ii) may take any other action or actions with respect to the outstanding Awards that it deems appropriate. Any Award (or any portion thereof) not continued or assumed by the Company or the successor company (or its parent or any of its subsidiaries), as applicable, pursuant to the foregoing shall terminate on such Change in Control and the holder thereof shall be entitled to no consideration for such Award.

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

Section 11. General Provisions.

(a) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(b) Nontransferability of Awards. Except to the extent otherwise provided in an Award Agreement or as determined by the Committee (except with respect to Incentive Share Options), no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(c) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(d) Lock-up Period. Unless otherwise determined by the Committee, Shares shall not be issued under this Plan unless the Participant agrees that he or she will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares (or other securities of the Company) held by the Participant prior to the date 180 days following the effective date of a registration statement with respect to any underwritten public offering by the Company of its securities as requested by the managing underwriters for such offering.

(e) Shares. No certificates will be issued in respect of the Shares unless the Board determines otherwise. Shares will be issued of record in the name of the Participant and registered on the Register of Members of the Company.

(f) Withholding. As a condition to the issuance of any Shares in satisfaction of an Award, a Participant may be required to pay to the Company or any of its Affiliates, and the Company or any Affiliate shall have the right and is hereby authorized (i) to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property, in each case if permissible under local law) of any applicable taxes, social contributions or other amounts required by applicable law in respect of the grant, exercise, lapse or vesting of an Award or any payment or transfer under an Award or under the Plan and (ii) to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such amounts.

(g) Award Agreements. Each Award hereunder shall be evidenced by an Award Agreement which shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(h) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements.

(i) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate and shall not lessen or affect the right of the Company or its Affiliates to terminate the employment or service of a Participant.

(j) Rights as a Shareholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a shareholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares.

(k) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the Cayman Islands, without, to the fullest extent permissible thereby, application of the conflict of law principles thereof.

(l) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(m) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder is, nor shall be construed as, an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the laws of the Cayman Islands, the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(n) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(o) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(p) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(q) Proprietary Information and Inventions Agreement. A Participant shall, as a condition precedent to the exercise or settlement of an Award, have executed and be in compliance with the Company’s (or its Affiliate’s) standard form of confidentiality and non-disclosure agreement.

(r) Modification of Award Terms for non-U.S. Participants. The Committee shall have the discretion and authority to grant Awards with such modified terms as the Committee deems necessary or appropriate in order to comply with the laws of the country in which the Participant resides or is employed, and the Committee may establish a subplan under this Plan for such purposes.

(s) Company Governing Instruments. All Shares issued and/or vested pursuant to an Award or Substitute Award, or transferred thereafter, shall be held subject to the Memorandum and Articles of Association of the Company.

Section 12. Term of The Plan.

The Plan shall remain in effect until terminated by the Board under the terms of the Plan, provided that, in no event may Incentive Share Options be granted under the Plan later than ten years from the date the Plan was adopted by the Board (or as otherwise allowed by applicable law). Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

Section 13. Section 409A.

Notwithstanding other provisions of this Plan or any Award Agreements hereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant. In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award Agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code. The Company shall use commercially reasonable efforts to implement the provisions of this Section 13 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section 13.

OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”), made by and between SMART Global Holdings, Inc. (f/k/a Saleen Holdings, Inc.), a Cayman Islands exempted company (the “Company”), and                     (the “Optionee”), is effective as of [date] (the “Grant Date”). Any capitalized terms used but not otherwise defined herein shall have the meaning set forth in the SMART Global Holdings, Inc. Amended and Restated 2011 Share Incentive Plan (the “Plan”).

WHEREAS, as an incentive for the Optionee’s efforts during the Optionee’s employment with the Company and its Affiliates, the Company wishes to afford the Optionee the opportunity to purchase a number of Shares, pursuant to the terms and conditions set forth in this Agreement and the Plan; and

WHEREAS, the Company wishes to carry out the Plan, the terms of which are hereby incorporated by reference and made a part of this Agreement, pursuant to which the Committee has instructed the undersigned officers to issue the Option described below.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS

Capitalized terms not otherwise defined herein shall have the same meaning set forth in the Plan.

ARTICLE II

GRANT OF OPTIONS

Section 2.1. Grant of Options

For good and valuable consideration, on and as of the Grant Date, the Company irrevocably granted to the Optionee an Option to purchase any part or all of an aggregate number of                     Shares, subject to the adjustment as set forth in Section 2.4 hereof (the “Option”).

Section 2.2. Exercise Price

Subject to Section 2.4 hereof, the per Share exercise price of the Shares covered by the Option shall be $     per Share.

Section 2.3. No Guarantee of Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or service of the Company or its Subsidiaries or Affiliates, or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries and Affiliates, which are hereby expressly reserved, to terminate the Employment of the Optionee at any time for any reason whatsoever, with or without Cause, subject to the applicable provisions, if any, of the Optionee’s Employment Agreement (if any such agreement is in effect at the time of such termination). For purposes of this Agreement, “Employment” shall mean (i) the Optionee’s employment if the Optionee is an employee of the Company or any of its Affiliates, (ii) the Optionee’s services as a Consultant, if the Optionee is a Consultant, and (iii) the Optionee’s services as a non-employee member of the Board or the board of directors (or equivalent governing body) of any Affiliate of the Company.

Section 2.4. Adjustments to Option

The Option shall be subject to adjustment in accordance with Section 9 of the Plan.

ARTICLE III

PERIOD OF EXERCISABILITY

Section 3.1. Vesting and Commencement of Exercisability

(a) Subject to the Optionee’s continued Employment, the Option shall vest and become exercisable with respect to __% of the Shares subject thereto on the first annual anniversary of the Grant Date (the “Initial Vesting Date”), and the remaining portion of the Option will vest over          years thereafter with         of the Shares subject to the Option vesting on each monthly anniversary of the Initial Vesting Date.

(b) No portion of the Option shall vest and become exercisable as to any additional Shares following the termination of the Optionee’s Employment for any reason, and the portion of the Option that is unvested and unexercisable as of the date of such termination shall immediately expire without consideration or payment therefor.

Section 3.2. Expiration of Option

If not previously exercised, the Option shall expire without consideration or payment therefor on the first to occur of the following events:

(a) the tenth anniversary of the Grant Date;

(b) the ninetieth day immediately following the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by the Company or its Affiliates, as applicable, without Cause or by the Optionee for any reason;

(c) the first anniversary of the date that the Optionee’s Employment is terminated due to the Optionee’s death or Disability; or

(d) immediately upon the date of the Optionee’s termination of Employment, if the Optionee’s Employment is terminated by the Company or its Affiliates, as applicable, for Cause.

ARTICLE IV

EXERCISE OF OPTION

Section 4.1. Person Eligible to Exercise

Except as otherwise permitted by the Committee in writing, the Optionee is the only Person that may exercise the exercisable portion of the Option, unless and until the Optionee dies or suffers a Disability. After the Disability or death of the Optionee, the exercisable portion of the Option may, prior to the time when the Option expires under Section 3.2 hereof, be exercised by the Optionee’s personal representative, guardian or by any person empowered to do so under the Optionee’s will or under the then applicable laws of descent and distribution.

Section 4.2. Partial Exercise

Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof expires under Section 3.2; provided, however, that any whole or partial exercise shall be for whole Shares only.

Section 4.3. Manner of Exercise

An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary of the Company at the Company’s principal office, all of the following prior to the time when the Option or such portion expires under Section 3.2:

(a) notice in writing signed by the Optionee or the other Person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

(b) full payment of the applicable aggregate exercise price (in cash, by check, by wire transfer or by a combination of the foregoing) for the Shares with respect to which such Option or portion thereof is exercised;

(c) a bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other Person then entitled to exercise such Option or portion thereof, stating that the Shares are being acquired for the Optionee’s own account, for investment and without any present intention of distributing or reselling said Shares or any of them except as may be permitted under the Securities Act, and that the Optionee or other Person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the Shares by such Person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in its reasonable discretion, take whatever additional actions it deems reasonably necessary to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations;

(d) to the extent the Optionee is not already a party, the Optionee shall be required to become a party to the Saleen Holdings, Inc. Employee Investors Shareholders Agreement, dated as of August 26, 2011, as may be amended from time to time (the “Shareholders Agreement”) pursuant to the terms thereof;

(e) in the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any Person or Persons other than the Optionee, appropriate proof of the right of such Person or Persons to exercise the Option; and

(f) full payment to the Company or any of its Affiliates, as applicable, of all amounts which, under federal, state, local and/or non-U.S. law, such entity is required to withhold upon exercise of the Option in cash (including by check or wire transfer).

Without limiting the generality of the foregoing, any subsequent transfer of Shares shall be subject to the terms and conditions of the Shareholders Agreement and the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares acquired on exercise of the Option does not violate the Securities Act, and may issue stop-transfer orders covering such Shares. The written representation and agreement referred to in Section 4.3(c) above shall, however, not be required if the Shares to be issued pursuant to such exercise have been registered under the Securities Act, and such registration is then effective in respect of such Shares.

Section 4.4. Conditions to Issuance of Shares

The Company shall not be required to record the ownership by the Optionee of Shares purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

(a) the obtaining of approval or other clearance from any federal, state, local or non-U.S. governmental agency which the Committee shall, in its reasonable and good faith discretion, determine to be necessary or advisable;

(b) the lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience or as may otherwise be required by applicable law; and

(c) to the extent the Optionee is not already a party, the Optionee shall be required to become a party to the Shareholders Agreement pursuant to the terms thereof.

Section 4.5. Rights as Shareholder

The Optionee shall not be, and shall not have any of the rights or privileges of, a shareholder of the Company in respect of any Shares purchasable in connection with the Option or any portion thereof unless and until a book entry representing such Shares has been made on the books and records of the Company.

ARTICLE V

MISCELLANEOUS

Section 5.1. Administration

The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be taken in good faith and shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Option. In its absolute discretion, the Board may at any time, and from time to time, exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section 5.2. Option Not Transferable

Except as otherwise permitted by the Committee in writing or provided in the Shareholders Agreement, neither the Option nor any interest or right therein or part thereof shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that, to the extent permitted by applicable law, this Section 5.2 shall not prevent transfers by will or by the applicable laws of descent and distribution.

Section 5.3. Notices

Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to the Optionee at the most recent address of the Optionee set forth in the personnel records of the Company or any of its Affiliates, as applicable. By a notice given pursuant to this Section 5.3, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to the Optionee, shall, if the Optionee is then deceased, be given to the Optionee’s personal representative if such representative has previously informed the Company of the representative’s status and address by written notice under this Section 5.3. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section 5.4. Titles; Interpretation

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement. Defined terms used in this Agreement shall apply equally to both the singular and plural forms thereof. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The term “hereunder” shall mean this entire Agreement as a whole unless reference to a specific section or provision of this Agreement is made. Any reference to a Section, subsection and provision is to this Agreement unless otherwise specified.

Section 5.5. No Right to Employment or Additional Options or Share Awards

The Option granted hereunder shall impose no obligation on the Company or any Affiliate to continue the Optionee’s Employment and shall not lessen or affect the Company’s or any Affiliate’s right to terminate such Employment. Neither the Optionee nor any other Person shall have any claim to be granted any additional Option or any other Share Award and there is no obligation under the Plan for uniformity of treatment of Participants, or holders of beneficiaries of Options or other Share Awards. The terms and conditions of the Option granted hereunder or any other Share Award granted under the Plan or otherwise and the Committee’s determinations and interpretations with respect thereto and/or with respect to the Optionee and any other Participant need not be the same (whether or not the Optionee and any such Participant are similarly situated). In addition, except as otherwise provided in the Optionee’s Employment Agreement, if the Optionee ceases to be an employee or other service provider to the Company or any of its Affiliates, as applicable, under no circumstances will the Optionee be entitled to any compensation for any loss of any right or benefit or prospective right or benefit under the Plan which the Optionee might otherwise have enjoyed whether such compensation is claimed by way of damages for wrongful dismissal or other breach of contract or by way of compensation for loss of office or otherwise. By accepting the Option granted hereunder, the Optionee acknowledges and agrees that the Option granted hereunder and any other Options or other Share Awards the Optionee has been awarded under the Plan and any other Options or other Share Awards the Optionee may be grated in the future, even if such Options or other Share Awards are made repeatedly or regularly, and regardless of their amount, (i) are wholly discretionary, are not a term or condition of Employment and do not form part of a or contract of Employment, or any other working arrangement between the Optionee and the Company or any of its Affiliates, (ii) do not create any contractual entitlement to receive future Options or other Share Awards or to continued Employment, and (iii) do not form part of salary or remuneration for purposes of determining pension payments or any other purposes, including, without limitation, termination indemnities, severance, resignation, redundancy, bonuses, long-term service awards, pension or retirement benefits, or similar payments, except as otherwise required by Applicable Law or as otherwise provided in the Optionee’s Employment Agreement.

Section 5.6. Data Privacy

(a) The Optionee hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Optionee’s personal data as described in this document by and among, as applicable, the Company and its Affiliates, (including any of their respective payroll administrators), wherever they may be located, (collectively, the “Data Recipients”) for the exclusive purpose of implementing, administering and managing the Optionee’s participation in the Plan. The Optionee understands that the Data Recipients will collect, hold, and process certain personal information about the Optionee (including, without limitation, name, home address, telephone number, date of birth, nationality and job detail and details of the Option granted hereunder and any other Share Award granted to the Optionee).

(b) The Data Recipients will treat the Optionee’s personal data as private and confidential and will not disclose such data for purposes other than the management and administration of the Optionee’s participation in the Plan and will take reasonable measures to keep such personal data private, confidential, accurate and current.

(c) Where the transfer is to a destination outside the jurisdiction in which the Optionee resides, the Company and its Affiliates (including any of their respective payroll administrators) shall take reasonable steps to ensure that such personal data continues to be adequately protected and securely held. Nonetheless, by accepting the Option granted hereunder, the Optionee acknowledges that personal information about the Optionee may be transferred to a jurisdiction that does not offer the same level of protection as the jurisdiction in which the Optionee resides. The Optionee understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Optionee authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Optionee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom he or she may elect to deposit any Shares of stock acquired upon exercise of this Option. The Optionee understands that Data will be held only as long as is necessary to implement, administer and manage the Optionee’s participation in the Plan.

(d) The Optionee may, at any time, view their personal data, require any necessary corrections to it or withdraw the consent referenced in this Section 5.6 by contacting the Secretary of the Company. The Optionee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the processing of personal data, including the consequences of the Optionee’s refusal to consent or withdrawal of consent, the Optionee understands that he or she may contact his or her local human resources representative. If you are a Malaysian Participant, a translation in Malay of this Section 5.6 is attached hereto as Annex A.

Section 5.7. Nature of Grant

In accepting the grant, the Optionee acknowledges that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Option Agreement;

(b) the grant of this Option is voluntary and occasional and does not create any contractual or other right to receive future grants of options, or benefits in lieu of options, even if options have been granted repeatedly in the past;

(c) all decisions with respect to future option grants, if any, will be at the sole discretion of the Company;

(d) the Optionee’s participation in the Plan shall not create a right to further employment with the Company or any of its Affiliates and shall not interfere with the ability of the Company or any of its Affiliates to terminate the Optionee’s Employment at any time with or without cause;

(e) the Optionee is voluntarily participating in the Plan;

(f) this Option is an extraordinary item that does not constitute compensation of any kind for services of any kind rendered to the Company or its Affiliates, and which is outside the scope of the Optionee’s employment contract, if any;

(g) this Option and Option benefit is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(h) in the event that the Optionee ceases to be an employee, director, or consultant, this Option grant will not be interpreted to form an employment contract or relationship with the Company or any of its Affiliates, and furthermore, this Option grant will not be interpreted to form an employment contract with the Company or any of its Affiliates;

(i) the future value of the underlying Shares is unknown and cannot be predicted with certainty;

(j) if the underlying Shares do not increase in value, the Option will have no value;

(k) if the Optionee exercises his or her Option and obtains Shares, the value of those Shares acquired upon exercise may increase or decrease in value, even below the exercise price;

(l) no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares purchased through exercise of the Option resulting from termination of the Optionee’s Employment by the Company or any of its Affiliates (for any reason whatsoever and whether or not in breach of local labor laws) and the Optionee irrevocably releases the Company and its Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Option Agreement, the Optionee shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

(m) in the event of involuntary termination of Employment (whether or not in breach of local labor laws), the Optionee’s right to exercise the Option after termination of Employment, if any, will be measured by the date of termination of the Optionee’s active Employment (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law), and will not be extended by any notice period mandated under local law; the Company shall have the exclusive discretion to determine when the Optionee is no longer actively employed for purposes of the Optionee’s Option grant; and

(n) regardless of any action the Company or its Affiliates takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Optionee acknowledges that the ultimate liability for all Tax-Related Items legally due by the Optionee is and remains the Optionee’s responsibility, and the Optionee shall pay to and indemnify and keep indemnified the Company and its respective Affiliates from and against Tax-Related Items that are attributable to the exercise or any benefit derived by the Optionee from any Option and that the Company and/or the Affiliate (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of this Option grant, including the grant, vesting or exercise of this Option, the subsequent sale of Shares acquired pursuant to such exercise and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

Section 5.8. Applicability of the Plan and the Shareholders Agreement

The Option and the Shares issued to the Optionee upon exercise of the Option shall be subject to all of the terms and provisions of the Plan and the Shareholders Agreement, to the extent applicable to the Option and such Shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Shareholders Agreement, the terms of the Shareholders Agreement shall control.

Section 5.9. Proprietary Information and Inventions Agreement

The Optionee shall, as a condition precedent to the exercise or settlement of an Award, have executed and be in compliance with the Company’s (or its Affiliate’s) standard form of confidentiality and non-disclosure agreement.

Section 5.10. Tax Indemnity for U.K. Participants

Solely with respect to U.K. Participants, the Optionee:

(a) shall indemnify the Company and each of its Affiliates in respect of all liability to United Kingdom income tax (including taxation required to be deducted through the PAYE system) and both primary (employees’) and secondary (employers’) national insurance contributions, which arise as a consequence of or in connection with the exercise of any portion of the Option granted hereunder and hereby authorizes the Company or any of its Affiliates, as applicable, to deduct such amounts from any payments which are or, at any time in the future, become due to the Optionee and whether pursuant to this Agreement or otherwise; and

(b) hereby permits the Company or any of its Affiliates, as applicable, to sell at Fair Market Value such number of Shares allocated or allotted to the Optionee following exercise of any portion of the Option as will provide such entity with an amount equal to the United Kingdom tax for which such entity is obliged under the PAYE regulations to account to H.M. Revenue & Customs in consequence of the exercise of the Option (including, without limitation, primary and secondary national insurance contributions referenced in Section 4.6(a) above).

Section 5.11. Malaysian Participants

So with respect to Malaysian Participants:

(a) If the Option is subject to Malaysian law, the Optionee shall be responsible to ensure that all payments made or to be made pursuant to the exercise of the Option shall comply with all applicable foreign exchange rules in Malaysia.

(b) The Shares issued to the Optionee under the Plan in Malaysia constitute or relate to an “excluded offer,” “excluded invitation” or “excluded issue” pursuant to Sections 229 and 230 of the Malaysian Capital Markets and Services Act 2007. To the extent applicable or required, copies of the Plan documents may be lodged with the Securities Commission of Malaysia. The Plan documents do not constitute, and may not be used for the purpose of, an offer, or or invitation to acquire, purchase or subscribe or issue of any securities requiring the registration of a prospectus with the Securities Commission in Malaysia under the Capital Markets and Services Act 2007.

Section 5.12. Language

If the Optionee has received this or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

Section 5.13. Amendment

This Agreement may be amended only by a written instrument executed by the parties hereto, which specifically states that it is amending this Agreement.

Section 5.14. Governing Law

This Agreement shall be governed in all respects by the laws of the Cayman Islands.

Section 5.15. Severability

Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

[Signature on next page.]

SMART Global Holdings, Inc. Amended and Restated 2011 Share Incentive Plan – Non US Participant

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

SMART Global Holdings, Inc.

Name:
Title:

Optionee:

Name:

Restricted Share Unit Award Agreement

under the

SMART Global Holdings, Inc.

Amended and Restated 2011 Share Incentive Plan

(As Amended and Restated as of August 19, 2014)

Date of Grant:

Name of Participant:

Number of Units/Shares:

SMART Global Holdings, Inc., an exempted company organized under the laws of the Cayman Islands (the “Company”), hereby grants the number of restricted share units (each representing the right to receive an ordinary share of the company (the “Shares”)) set forth above (the “RSUs”), as of the date of grant set forth above (the “Grant Date”), to the above-named participant (“Participant”) pursuant to Section 7 of the Company’s Amended and Restated Stock Incentive Plan (the “Plan”) and subject to the terms and conditions thereof and hereof, in consideration for your services to the Company.

Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan. The terms and conditions of this Restricted Share Unit Award Agreement (this “Agreement”), to the extent not controlled by the terms and conditions contained in the Plan, are as follows:

1. Vesting. The RSU shall vest and the Shares shall become issuable as set forth on Exhibit A, provided, however, that upon a Change in Control, the RSUs shall become fully vested immediately preceding the effectiveness of such Change of Control.

2. Forfeiture of Unvested RSUs. Immediately upon termination of Participant’s service for any reason (including death or disability), any unvested RSUs shall be forfeited without consideration.

3. Conversion into Ordinary Shares.

(a) Subject to subsection (b) hereof, Shares issuable pursuant to the terms of this Agreement will be issued on, or as soon as practicable following, the applicable vesting date of the RSUs. As a condition to such issuance, Participant shall have satisfied his or her tax withholding obligations as specified in this Agreement and shall have completed, signed and returned any documents and taken any additional action that the Company deems appropriate to enable it to accomplish the delivery of the Shares. In no event will the Company be obligated to issue a fractional share. Notwithstanding the foregoing, (i) the Company shall not be obligated to deliver any Shares during any period when the Company determines that the conversion of a RSU or the delivery of shares hereunder would violate any federal, state or other applicable laws and/or may issue shares subject to any restrictive legends that, as determined by the Company’s counsel, is necessary to comply with securities or other regulatory requirements, and (ii) the date on which shares are issued may include a delay in order to provide the Company such time as it determines appropriate to address tax withholding and other administrative matters.

(b) Notwithstanding the foregoing, to the extent the Participant is not already a party, the Participant shall be required to become a party to the SMART Global Holdings, Inc. Amended and Restated Investors Shareholders Agreement, dated as of November 5, 2016, as may be amended from time to time (the “Shareholders Agreement”) pursuant to the terms thereof before any Shares shall be issued hereunder;

Without limiting the generality of the foregoing, any subsequent transfer of Shares shall be subject to the terms and conditions of the Shareholders Agreement and the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of Shares issued upon the vesting of the RSUs does not violate the Securities Act, and may issue stop-transfer orders covering such Shares.

4. Tax Treatment. Any withholding tax liabilities (whether as a result of federal, state or other law and whether for the payment and satisfaction of any income tax, social security tax, payroll tax, or payment on account of other tax related to withholding obligations that arise by reason of the RSUs) incurred in connection with the RSUs becoming vested and Shares issued, or otherwise incurred in connection with the RSUs, shall be satisfied in one of the following manners, at the election of Participant unless otherwise determined by the Company: (i) by the Company withholding a number of Shares that would otherwise be issued under the RSUs that the Company determines have a fair market value approximately equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law or regulation (or such greater amount as may be permitted by the Company to the extent it determines such action would not result in adverse accounting consequences to the Company); or (ii) by payment by Participant to the Company in cash or by check in an amount equal to the minimum amount of taxes that the Company concludes it is required to withhold under applicable law or regulation (which amount shall be due on the first business day following the day the tax event arises unless otherwise determined by the Company). If the Shares are publicly traded at the time of the tax withholding event, the Company may permit or require the automatic sale by Participant of a number of Shares that are issued under the RSUs, which the Company determines is sufficient to generate an amount that meets the tax withholding obligations under applicable law or regulation, plus additional shares to account for rounding and market fluctuations, and payment of such tax withholding to the Company, and such Shares may be sold as part of a block trade with other Plan participants, Without limiting the foregoing, Participant hereby authorizes the Company to withhold such tax withholding amount from any amounts owing to Participant to the Company and to take any action necessary in accordance with this paragraph.

5. Notwithstanding the foregoing, Participant acknowledges and agrees that Participant is responsible for all taxes that arise in connection with the RSUs becoming vested and Shares being issued or otherwise incurred in connection with the RSUs, regardless of any action the Company takes pursuant to this Section. The RSUs are intended to be exempt from Section 409A of the Code under the short-term deferral exemption thereof, and therefore the Shares shall in no event be issued more than two and  1⁄2 months following the end of the taxable year of Participant or the Company (whichever is later) in which the corresponding RSUs become vested.

6. Lock-up Period. Participant agrees that the Company (or a representative of the underwriter(s)) may, in connection with any underwritten registration of the offering of any securities of the Company under the Securities Act, require that Participant not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares or other securities of the Company held by Participant, for a period of time specified by the underwriter(s) (not to exceed one hundred eighty (180) days) following the effective date of the registration statement of the Company filed under the Securities Act; provided that transactions pursuant to Section 4 hereof shall be exempt from any such lock-up request. Participant further agrees to execute and deliver such other agreements as may be reasonably requested by the Company and/or the underwriter(s) that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to Participant’s Shares until the end of such period. The underwriters of the Company’s shares are intended third party beneficiaries of this Section and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

7. Restrictions on Transfer of Shares. Participant understands and agrees that the RSUs may not be sold, given, transferred, assigned, pledged or otherwise hypothecated by the holder. In addition, Participant understands and agrees that any Shares are subject to the applicable restrictions on transfer set forth in the Plan and in the Shareholders Agreement.

8. Certificates. Certificates issued in respect of the Shares shall, unless the Committee otherwise determines, be registered in the name of Participant and may be in electronic form. Such share certificate shall carry such appropriate legends, and such written instructions shall be given to the Company transfer agent, as may be deemed necessary or advisable by counsel to the Company in order to comply with the requirements of the Securities Act of 1933, any state securities laws or any other applicable laws or the Shareholders Agreement.

9. Shareholder Rights. Participant will have no voting or other rights as the Company’s other shareholders with respect to the Shares until issuance of the Shares.

10. No Employment/Service Rights. Neither this Agreement nor the grant of the RSUs hereby confers on Participant any right to continue in the employ or service of the Company or any Affiliate or interferes in any way with the right of the Company or any Affiliate to determine the terms of Participant’s employment or service.

11. Terms of Plan, Interpretations. This Agreement and the terms and conditions herein set forth are subject in all respects to the terms and conditions of the Plan, which shall be controlling. All interpretations or determinations of the Committee and/or the Board shall be binding and conclusive upon Participant and his legal representatives on any question arising hereunder. Participant acknowledges that he has received and reviewed a copy of the Plan.

12. Notices. All notices hereunder to the party shall be delivered or mailed to the following addresses:

If to the Company:

SMART Global Holdings, Inc.

c/o SMART Modular Technologies, Inc.

Attn: Stock Plan Administrator

39870 Eureka Drive

Newark, California 94560

If to Participant:

At the address specified on the signature page or the last address for Participant in the Company’s records.

Such addresses for the service of notices may be changed at any time provided notice of such change is furnished in advance to the other party.

13. Entire Agreement. This Agreement contains the entire understanding of the parties hereto in respect of the subject matter contained herein. This Agreement together with the Plan supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Cayman Islands, without application of the conflict of laws principles thereof.

15. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.

SMART GLOBAL HOLDINGS, INC.

By:
Name:
Title:	Chief Financial Officer

PARTICIPANT:

By:
Name:
Address: